Exhibit 99.2

NEWS RELEASE FOR IMMEDIATE RELEASE

Press Contact:

Brenda Stewart

Director of Marketing Communications

312-540-6622

brenda.stewart@merge.com

MERGE HEALTHCARE COMMENCES CONSENT SOLICITATION

Chicago, June 7, 2011 – Merge Healthcare Incorporated (NASDAQ: MRGE) (“Merge”) announced today that it commenced a consent solicitation (the “Solicitation”) with respect to proposed amendments to the indenture (the “Indenture”) governing the company’s outstanding $200 million in aggregate principal amount of 11.75% Senior Notes Due 2015 (CUSIP Numbers 589499AB8 and 589499AA0 and ISIN Number USU58948AA53). The proposed amendments would enable Merge to undertake an offering of an additional amount of notes under the Indenture in an aggregate principal amount not to exceed $52.0 million (the “Additional Note Offering”).

The proceeds of the Additional Note Offering will be used solely to repurchase all of Merge’s outstanding Series A Preferred Stock (current accrued liquidation preference of approximately $49 million) and to pay consent fees, legal, printing and accounting costs and other expenses related to these proposed transactions. The holders of the Preferred Stock have agreed to certain amendments to the terms of the Series A Preferred Stock that will permit this redemption without the payment of otherwise-required redemption premiums of approximately $6 million. The Company believes that it is in the best interests of the Company and its stockholders to redeem the Series A Preferred Stock at this time, given the accruing 15% coupon on the Series A Preferred Stock (as compared to the 11.75% coupon on the Senior Notes) and the uncertainty as to whether market conditions would permit a similar additional note offering and preferred stock redemption in the future. While the Company will incur additional cash expense in 2011 and 2012 as a result of these transactions, the Company believes that a less complicated capital structure will facilitate better investor awareness of its operations and financial status.

None of the Company’s proceeds from the Additional Note Offering will be used to finance the Company’s recently announced proposed acquisition of Ophthalmic Imaging Systems, Inc. (“OIS”). In that transaction, the Company will exchange its common stock for all of the outstanding common stock of OIS. The Company’s out-of-pocket expenses related to the OIS transaction will be paid from the Company’s available cash. Because the OIS acquisition is unrelated, the closings of the Solicitation, the Additional Note Offering and the Series A Preferred Stock redemption (which are expected to occur in mid-June) will be independent from, and not contingent upon, the OIS closing (which is not expected to occur before July). Likewise, the OIS closing is not contingent on the closing of these financing transactions.

The record date to determine holders of the notes entitled to consent is June 3, 2011. The Solicitation will expire at 5:00 p.m., New York City time, on June 14, 2011, unless extended (the “Expiration Date”). As part of the Solicitation, Merge will make a cash payment (the “Consent Payment”) of $10.00 per $1,000 in principal amount of notes to each holder who has validly delivered a duly executed consent (the “Consent”) on or prior to the Expiration Date in accordance with the procedures described in the Consent Solicitation Statement (the “Solicitation Statement”). There are no revocation rights applicable to the Consent and, once delivered, Consents may not be revoked. Merge’s obligation to make the Consent Payment is contingent, among other things, upon the conditions described in the Solicitation Statement, including receipt of the Requisite Consents (as defined in the Solicitation Statement) on or prior to the Expiration Date and the consummation of the Additional Note Offering. The Consent Payment will be paid promptly following the satisfaction of the conditions outlined in the Solicitation Statement, including the consummation of the Additional Note Offering.

Holders of the notes may obtain a copy of the Solicitation Statement and related material from the information agent, D.F. King & Co., Inc., at (800) 758-5880 or (212) 269-5550 for banks and brokers.

Morgan Stanley & Co. LLC is the solicitation agent for the consent solicitation. Questions regarding the consent solicitation may be directed to the solicitation agent at (800) 624-1808 or (212) 761-1057.

This press release is for informational purposes only, and the Solicitation is being made only pursuant to the terms for the Solicitation Statement that is being distributed to the holders of the notes. The Solicitation is not being made to, and Consents are not being solicited from, holders of notes in any jurisdiction in which it is unlawful to make such Solicitation or grant such Consent. None of Merge, the solicitation agent or the information agent makes any recommendation as to whether or not holders of notes should deliver any Consents. Each holder of notes must make its own decision as to whether or not to deliver a Consent.

Any notes to be offered will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The new notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

Merge Healthcare Incorporated is a leading provider of enterprise imaging and interoperability solutions. Merge Healthcare solutions facilitate the sharing of images to create a more effective and efficient electronic healthcare experience for patients and physicians. Merge Healthcare provides enterprise imaging solutions for radiology, cardiology and orthopaedics; a suite of products for clinical trials; software for financial and pre-surgical management, and applications that fuel the largest modality vendors in the world. Merge Healthcare’s products have been used by healthcare providers, vendors and researchers worldwide to improve patient care for more than 20 years. Additional information can be found at www.merge.com.

Cautionary Notice Regarding Forward Looking Statements

The matters discussed in this press release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. These statements are based on information currently available to Merge Healthcare and are subject to a number of risks and uncertainties. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. Except as expressly required by the federal securities laws, Merge Healthcare undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements. Such statements may also include, but are not limited to, statements about whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, the anticipated use of the proceeds of the offering and other such statements that are not historical facts, and which are or may be based on Merge Healthcare’s plans, estimates and projections. Such forward-looking statements involve risks and uncertainties, many of which are beyond the control of Merge Healthcare, which could cause Merge Healthcare’s actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, the anticipated benefits of the proposed acquisition of OIS, unanticipated expenses in connection with litigation, settlement of legal disputes, regulatory investigations or enforcement actions, Merge Healthcare’s indebtedness and ability to pay its indebtedness, tax law changes, failure to obtain or delay in obtaining necessary regulatory approvals, required financing, note holder consents or to satisfy any of the other conditions of the transaction, and general economic and business conditions that affect Merge Healthcare. These risks, uncertainties and other factors include, without limitation, those matters discussed in Item 1A of Part I of Merge Healthcare’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Except as expressly required by the Federal securities laws, Merge Healthcare undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.